                                                                    EXHIBIT 3.27

                                    RESTATED

                         CERTIFICATE OF INCORPORATION OF
                      EMERGENCY PHYSICIANS ASSOCIATES, INC.

TO:       THE SECRETARY OF STATE                         LONNA R. HOOKS

         State of New Jersey                             Secretary of State

         Pursuant to the provisions of 14A:9-5, Corporations, General of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

         FIRST:  The name of the corporation is

                           EMERGENCY PHYSICIANS ASSOCIATES, INC.

         SECOND: The purpose or purposes for which the corporation is organized are:

                  To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act" N.J.S. 14A: 1-1 et seq.,

         THIRD: The aggregate number of shares which the corporation shall have authority to issue is One thousand (1,000) shares without par value.

          FOURTH: The address of the corporation's current registered office is 4300 Haddonfield Road, Pennsauken, NJ, 08109 and the name of the corporation's current registered agent at such address is Sherman, Silverstein, Kohl, Rose & Podolsky, A Professional Corporation.

         FIFTH: The number of directors constituting the current Board of Directors is one and the name and address of the director is as follows:

         NAME                               ADDRESS
         James E. George, M.D.      P.O. Box 298, Woodbury, N.J. 08096

         SIXTH: To the full extent that the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended, permit the limitation or elimination of the liability of Directors or officers, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. Neither the amendment or repeal of this article nor the adoption of an amendment which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any Director or officer of the Corporation for or with respect to any act or omission of such Director or officer occurring prior to such amendment, repeal or adoption.

         SEVENTH: The duration of the corporation shall be perpetual.

Dated this 20th day of June, 1996.

                              EMERGENCY PHYSICIANS ASSOCIATES, INC.

                               By:  /s/ James E. George
                                  ----------------------------------------
                                       James E. George, M.D., President

                    CERTIFICATE REQUIRED TO BE FILED WITH THE
                    RESTATED CERTIFICATE OF INCORPORATION OF
                      EMERGENCY PHYSICIANS ASSOCIATES, P.A.

         Pursuant to the provisions of 14A:9-5(5), Corporations, General of the New Jersey Statutes, the undersigned corporation hereby executes the following certificate:

         FIRST: The name of the corporation is:

                           EMERGENCY PHYSICIANS ASSOCIATES, INC.

         SECOND: The Restated Certificate of Incorporation was adopted on the 20th day of June, 1996 by unanimous written consent of the shareholders without a meeting.

         THIRD: this Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by amending paragraphs FIRST, SECOND, THIRD, FOURTH and SIXTH to read as follows:

         "'FIRST: The name of the corporation is

                           EMERGENCY PHYSICIANS ASSOCIATES, INC.

         'SECOND: The purpose or purposes for which the corporation is organized are:

         To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act," N.J.S. 14A:1-1 et seq.,'

         'FOURTH: The address of the corporation's current registered office is 4300 Haddonfield Road, Pennsauken, N.J. 08109 and the name of the corporation's current registered agent at such address is Sherman, Silverstein, Kohl, Rose & Podolsky, A Professional Corporation.

         'FIFTH: The number of directors constituting the current Board of Directors is one and the name and address of the director is as follows:

         NAME                       ADDRESS

         James E. George, M.D.      P.O. Box 298, Woodbury, N.J. 08096

         'SIXTH: To the full extent that the laws of the State of Now Jersey, as they exist on the date hereof or as they may hereafter be amended, permit the limitation or elimination of the liability of Directors or officers, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. Neither the amendment or repeal of this article nor the adoption of an amendment which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any Director or officer of the Corporation for or with respect to any act or omission of such Director or officer occurring prior to such amendment, repeal or adoption."

Dated this 20th day of June, 1996, and the Restated Certificate of Incorporation is to become effective upon the later of (i) 11:50 p.m. June 30, 1996 or (ii) filing.

                      EMERGENCY PHYSICIANS ASSOCIATES, P.A.

                      By: /s/ James E. George
                          ________________________________
                         James E. George, M.D., President

                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION BY

                      EMERGENCY PHYSICIAN ASSOCIATES, INC.

To:      The Secretary to State     "FEDERAL EMPLOYER IDENTIFICATION NO."
         State of New Jersey

         Pursuant to the provision of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

         1.       The name of the corporation is:

                           Emergency Physician Associates, Inc.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 1st day of July, 1996.

         RESOLVED, That the Certificate of Incorporation be amended in part to read as follows:

         FIRST:   The name of the corporation is:

                           EPA, Inc.

         3. The number of shares outstanding at the time of adoption of the amendment was 50. The total number of shares entitled to vote there was 50.

         4. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting                           Number of Shares Voting
     For Amendment                                    Against Amendment

         50                                               -0-

Dated this 1st day of July, 1989.

                                     EMERGENCY PHYSICIAN ASSOCIATES, INC.

                                     By: /s/ James E. George
                                         _________________________________
                                         James E. George, M.D., President

                              CERTIFICATE OF MERGER

                                       OF

                       HOSPITAL HEALTHCARE SERVICES, INC.;

                               MEDECON, INC.; AND

                            MED/LAW PUBLISHERS, INC.

                              (Merged Corporations)

                                      INTO

                      EMERGENCY PHYSICIANS ASSOCIATES, INC.

                             (Surviving corporation)

                     MERGER PURSUANT TO N.J.S.A. 14A:10-5.1

                               DATED: JUNE 20,1996

         The undersigned Corporations, each being a New Jersey corporation and each having adopted a Plan of Merger pursuant to N.J.S.A. 14A:10-5.1 for the purpose of merging Hospital Healthcare Services, Inc.; Medecon, Inc.; and Med/Law Publishers, Inc. (Merged Corporations) into Emergency Physicians Associates, Inc., (Surviving Corporation), certify that;

         1. The name of the Surviving Corporation is Emergency Physicians Associates, Inc. The name of the Merged Corporations are Hospital Healthcare Services, Inc.; Medecon, Inc.; and Med/Law Publishers, Inc.

         2. The Plan of Merger, pursuant to which the merger will be effectuated, is annexed hereto as Exhibit "A."

         3. The Plan of Merger was unanimously opted by the respective Boards of Directors of each of the Merged Corporations and the Surviving Corporation on June 20, 1996.

         4. The number of shares of common stock of each of the Corporations entitled to vote on the Plan of Merger was as follows:

         CORPORATIONS                                         NUMBER OF SHARES
         Hospital Healthcare Services, Inc.                   100
         Medecon, Inc.                                         50
         Med/Law Publishers, Inc.                             500
         Emergency Physicians Associates, Inc.                 50

None of the Corporations have any other class or series of stock entitled to vote on the Plan of Merger.

         5. Approval of the Plan by the Shareholders of Hospital Healthcare Services, Inc., Medecon, Inc., Med/Law Publishers, Inc., and Emergency Physicians Associates, Inc. was given without a meeting by unanimous written consent pursuant to N.J.S.A. 14A:5-6. No shares were voted against the Plan. The number of shares voted in favor of the Plan and represented by the consent of each of the Shareholders for the Merging Corporations was as follows:

                                                     SHARES IN FAVOR    SHARES AGAINST
         Hospital Healthcare Services, Inc.            100                    0
         Medecon. Inc.                                  50                    0
         Med/Law Publishers, Inc.                      500                    0
         Emergency Physicians Associates, Inc.          50                    0

         6. The merger shall become effective upon the later of filing of the Certificate of Merger with the New Jersey Secretary of State or 11:50 p.m. June 30, 1996.

         IN WITNESS WHEREOF, each of the undersigned Corporations has caused this Certificate of Merger to be executed on its behalf by its duly authorized Officer as of the date first written above.

                          SURVIVING CORPORATION:

                             EMERGENCY PHYSICIANS ASSOCIATES, INC.

                             By: /s/ James E. George
                                 ____________________________________
                                      James E. George, M.D., Sole Shareholder,
                                      Sole Director and President

                          MERGED CORPORATIONS:

                             HOSPITAL HEALTHCARE SERVICES, INC.

                             By: /s/ James E. George
                                 ____________________________________
                                      James E. George, M.D., Sole Shareholder,
                                      Sole Director and President

                             MEDECON, INC.

                             By: /s/ James E. George
                                 ____________________________________
                                      James E. George, M.D., Sole Shareholder,
                                      Sole Director and President

                             MED/LAW PUBLISHERS, INC.

                             By: /s/ James E. George
                                 ____________________________________
                                      James E. George, M.D., Sole Shareholder,
                                      Sole Director and President

                                 PLAN OF MERGER

                                       OF

                       HOSPITAL HEALTHCARE SERVICES, P.A.;

                               MEDECON, INC.; AND

                            MED/LAW PUBLISHERS, INC.

                              (Merged Corporations)

                                      INTO

                      EMERGENCY PHYSICIANS ASSOCIATES, P.A.

                             (Surviving Corporation)

                               DATED: JUNE 20,1996

         1. The names of the Corporations proposing to merge are Hospital Healthcare Services, P.A. ("Healthcare"); Medecon, Inc. ("Medecon"); Med/Law Publishers, Inc. ("Med/Law") and Emergency Physicians Associates, P.A. ("EPA"). EPA will be the Surviving Corporation. Professional Corporations Healthcare, and EPA shall each file restatements of their respective Certificates of Incorporation to change their names to "Hospital Healthcare Services, Inc." and to "Emergency Physicians Associates, Inc." respectively and to then each be authorized to engage in any activity permitted by N.J.S. 14A:1-1 et seq. of the New Jersey Business Corporation Act.

         2. The terms and conditions of the proposed merger are that Healthcare, Medecon and Med/Law shall then be merged with and into EPA on the effective date of the merger. Other than the change of EPA from a Professional Association to a Business Corporation, the Certificate of Incorporation, the By-Laws, the Directors and the Officers of EPA, the surviving corporation, shall not be changed by the merger.

         3. The manner and basis of converting the shares of each Corporation into shares, obligations or other securities of EPA are as follows:

                  (a) Each share of EPA shall remain unchanged.

                  (b) Each share of Medecon, and Med/Law Shan be cancelled on the effective date of the merger.

         IN WITNESS WHEREOF, each of the parties hereto duly executed this Plan of Merger as of the day and year first above written.

                            SURVIVING CORPORATION:

                              EMERGENCY PHYSICIANS ASSOCIATES, INC.

                              By: /s/ James E. George
                                  ____________________________________
                                       James E. George, M.D., Sole Shareholder,
                                       Sole Director and President

                            MERGED CORPORATIONS:

                             HOSPITAL HEALTHCARE SERVICES, INC.

                              By: /s/ James E. George
                                 ____________________________________
                                      James E. George, M.D., Sole Shareholder,
                                      Sole Director and President

                             MEDECON, INC.

                              By: /s/ James E. George
                                 ____________________________________
                                      James E. George, M.D., Sole Shareholder,
                                      Sole Director and President

                             MED/LAW PUBLISHERS, INC.

                              By: /s/ James E. George
                                 ____________________________________
                                      James E. George, M.D., Sole Shareholder,
                                      Sole Director and President

                              CERTIFICATE OF MERGER

                                       OF

                             EPA MERGER CORPORATION

                              (Merged Corporation)

                                      INTO

                      EMERGENCY PHYSICIAN ASSOCIATES, INC.

                             (Surviving Corporation)

                      MERGER PURSUANT TO N.J.S.A. 14A:10-7

                              DATED: June 25, 1996

         The undersigned corporations, EPA Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of MedPartners/Mullikin, Inc., also a Delaware corporation, and Emergency Physician Associates, Inc., a New Jersey corporation, each having adopted a Plan of Merger pursuant to N.J.S.A. 14A:10-7 for the purpose of Merging EPA Merger Corporation ("Merged Corporation") into Emergency Physician Associates, Inc. ("Surviving Corporation"), certify that:

         1. The name of the Surviving Corporation is Emergency Physician Associates, Inc. The name of the Merged Corporation is EPA Merger Corporation.

         2. The Plan and Agreement of Merger ("Plan of Merger"), pursuant to which the merger will be effectuated, is annexed hereto as Exhibit "A", the terms and provisions of which are incorporated hereby by reference and made a part hereof.

         3. The Plan of Merger was unanimously adopted by the respective Boards of Directors of each of the Merged Corporation and the Surviving Corporation on May 28, 1996.

         4. The number of shares of common stock of each of the Corporations entitled to vote on the Plan of Merger was as follows:

         Corporations                                Number of Shares

         EPA Merger Corporation                        1,000
         Emergency Physicians Associates, Inc.            50

None of the Corporations have any other class or series of stock entitled to vote on the Plan of Merger.

         5. Approval of the Plan by the Shareholders of Emergency Physicians Associates, Inc., was given without a meeting by unanimous written consent pursuant to N.J.S.A 14A:5-6. Approval of the Plan by the Shareholders of EPA Merger Corporation was given without a meeting by unanimous written consent pursuant to the applicable provisions of the Delaware General Business Corporation Law (Section 141(f)). No shares were voted against the Plan. The number of shares voted in favor of the Plan and represented by the consent of each of the Shareholders for the Merging Corporations was as follows:

                                                     Shares In Favor     Shares Against
         EPA Merger Corporation                       1,000                  0
         Emergency Physicians Associates, Inc.           50                  0

         6. The merger shall become, effective upon the later of the filing of the Certificate of Merger with the New Jersey Secretary of State or 11:59 p.m., June 30, 1996.

         7. The applicable provisions of the laws with respect to this merger of the state of Delaware, the state of incorporation of EPA Merger Corporation, will, upon compliance with the filing and recording requirements contained therein, have been complied with.

         IN WITNESS WHEREOF, each of the undersigned Corporations has caused this Certificate of Merger to be executed on its behalf of its authorized officer as of the date first written above.

                           SURVIVING CORPORATION:

                           Emergency Physician Associates, Inc.

                           By: /s/ James E. George
                               ____________________________________
                                 James E. George, M.D.,
                                 Sole Shareholder, Sole Director and President

                           MERGED CORPORATION:

                           EPA Merger Corporation

                           By: /s/ Harold O. Knight, Jr.
                               ____________________________________

                           Its: Vice President & Treasurer
                                ______________________________

                          PLAN AND AGREEMENT OF MERGER
                            Dated as of May 28, 1996

                                  By and Among
                           MedPartners/Mullikin, Inc.

                             EPA Merger Corporation,

                       Hospital Healthcare Services, P.A.,

                            Med/Law Publishers, Inc.,

                                  Medecon, Inc.

                                       and
                      Emergency Physician Associates, P.A.

                                TABLE OF CONTENTS

                                                                                                                   Page
Parties .........................................................................................................   1
Recitals.........................................................................................................   1

Section 1.        The Merger ....................................................................................   2
         1.1      The Merger.....................................................................................   2
         1.2      The Closing....................................................................................   3
         1.3      Effective Time.................................................................................   3
         1.4      Effect of the Merger...........................................................................   4

Section 2.        Effect of the Merger on the Capital Stock of the Constituent Corporations;

                  Exchange of Certificates.......................................................................   4
         2.1      Effect on Capital Stock........................................................................   4
         2.2      Exchange of Certificates.......................................................................   5
         2.3      Articles of Incorporation of Surviving Corporation.............................................   6
         2.4      By-laws of the Surviving Corporation...........................................................   6
         2.5      Directors and Officers of the Surviving Corporation............................................   6
         2.6      Assets, Liabilities, Reserves and Accounts.....................................................   7
         2.7      Corporate Acts of the Subsidiary...............................................................   7

Section 3.        Representations and Warranties of EPA..........................................................   7
         3.1      Organization, Existence and Good Standing......................................................   7
         3.2      EPA Capital Stock..............................................................................   8
         3.3      Subsidiaries...................................................................................   8
         3.4      Foreign Qualifications.........................................................................   8
         3.5      Power and Authority............................................................................   9
         3.6      EPA Financial Information......................................................................   9
         3.7      Contracts, etc.................................................................................  10
         3.8      Properties and Assets..........................................................................  10
         3.9      Legal Proceedings..............................................................................  11
         3.10     Subsequent Events..............................................................................  11
         3.11     Accounts Receivable............................................................................  12
         3.12     Tax Returns....................................................................................  13
         3.13     Employee Benefit Plans; Employment Matters.....................................................  13
         3.14     Compliance with Laws in General................................................................  14
         3.15     Regulatory Approvals ..........................................................................  14
         3.16     Commissions and Fees...........................................................................  15
         3.17     Retirement or Re-Acquisition of MedPartners/Mullikin Common Stock..............................  15
         3.18     Disposition of Assets of Surviving Corporation.................................................  15
         3.19     Vote Required..................................................................................  16



         3.20     EPA Shareholder Investment Qualification ......................................................  16
         3.21     No Untrue Representations .....................................................................  16

Section 4.        Representations and Warranties of the Subsidiary...............................................  16
         4.1      Organization, Existence and Capital Stock .....................................................  16
         4.2      Power and Authority............................................................................  17
         4.3      Commissions and Fees...........................................................................  17
         4.4      Legal Proceedings..............................................................................  17
         4.5      No Subsidiaries................................................................................  18
         4.6      No Contracts or Liabilities ...................................................................  18

Section 5.        Representations and Warranties of MedPartners/Mullikin.........................................  18
         5.1      Organization, Existence and Good Standing......................................................  18
         5.2      MedPartners/Mullikin Capitalization............................................................  18
         5.3      MedPartners/Mullikin Common Stock..............................................................  19
         5.4      Subsidiaries and Affiliated Entities...........................................................  19
         5.5      Organization, Existence and Good Standing of MedPartners/Mullikin
                  Subsidiaries and Other MedPartners/Mullikin Entities...........................................  20
         5.6      Foreign Qualifications.........................................................................  21
         5.7      Subsidiary Common Stock........................................................................  21
         5.9      Power and Authority ...........................................................................  21
         5.9      MedPartners/Mullikin Public Information........................................................  22
         5.10     Legal Proceedings..............................................................................  23
         5.11     Subsequent Events         .....................................................................  23
         5.12     Compliance with Laws in General................................................................  24
         5.13     Regulatory Approvals...........................................................................  25
         5.14     Investment Intent..............................................................................  25
         5.15     Commissions and Fees...........................................................................  26
         5.6      Retirement  or Re-Acquisition of MedPartners/Mullikin Common Stock.............................  26
         5.18     Registration Rights............................................................................  26
         5.19     No Untrue Representations......................................................................  26

Section 6.        Access to Information and Documents............................................................  27
         6.1      Access to Information..........................................................................  27
         6.2      Return of Records..............................................................................  27
         6.3      Effect of Access...............................................................................  27

Section 7.        Covenants......................................................................................  28
         7.1      Preservation of Business.......................................................................  28
         7.2      Material Transactions..........................................................................  28
         7.3      Approval of EPA Shareholder....................................................................  30
         7.4      Securities Matters.............................................................................  30
         7.5      Exemption from State Takeover Laws.............................................................  31


         7.6      Public Disclosures.............................................................................  32
         7.7      Resignation of EPA Directors...................................................................  32
         7.8      Notice of Subsequent Events....................................................................  32
         7.9      No Solicitations...............................................................................  32
         7.10     Other Actions..................................................................................  33
         7.11     Accounting Methods ............................................................................  34
         7.12     Pooling and Tax-Free Reorganization Treatment .................................................  34
         7.13     Affiliate and Pooling Agreements...............................................................  34
         7.14     Cooperation....................................................................................  34
         7.15     Publication of Combined Results ...............................................................  35
         7.16     Post Closing Matters  .........................................................................  35
         7.17     Certain Employee Benefits .....................................................................  36
         7.18     MedPartners/Mullikin Common Stock  ............................................................  36
         7.19     Payment of Certain Obligations of EPA..........................................................  36

Section 8.        Termination, Amendment and Waiver............................................................    36
         8.1      Termination....................................................................................  36
         8.2      Effect of Termination  ........................................................................  38
         8.3      Amendment......................................................................................  39
         8.4      Extension; Waiver  ............................................................................  39
         8.5      Procedure for Termination, Amendment, Extension or Waiver  ....................................  39
         8.6      Expenses.......................................................................................  39

Section 9.        Conditions to Closing........................................................................    40
         9.1      Mutual Conditions .............................................................................  40
         9.2      Conditions to Obligations of MedPartners/Mullikin and the Subsidiary...........................  41
         9.3      Conditions to Obligations of EPA ..............................................................  44

Section 10.       Miscellaneous .................................................................................  46
         10.1     Nonsurvival of Representations and Warranties  ................................................  46
         10.2     Notices........................................................................................  46
         10.3     Further Assurances ............................................................................  47
         10.4     Indemnification................................................................................  47
         10.5     Governing Law ................................................................................   48
         10.6     "Including"....................................................................................  48
         10.7     "Knowledge"...................................................................................   48
         10.8     "Material adverse change" or "material adverse effect".........................................  48
         10.9     "Hazardous Materials" .........................................................................  49
         10.10    Environmental Laws.............................................................................  49
         10.11    Captions.......................................................................................  49
         10.12    Integration of Exhibits .......................................................................  50
         10.13    Entire Agreement...............................................................................  50
         10.14    Counterparts...................................................................................  50


         10.15    Binding Effect.................................................................................  50
         10.16    No Rule of Construction........................................................................  50

         Testimonium.............................................................................................  52
         Signatures..............................................................................................  52

                          PLAN AND AGREEMENT OF MERGER

         PLAN AND AGREEMENT OF MERGER ("Plan of Merger"), made and entered into as of the 28th day of May, 1996, by and among MEDPARTNERS/MULLIKIN, INC., a Delaware corporation ("MedPartners/Mullikin"), EPA MERGER CORPORATION, a Delaware corporation (the "Subsidiary"), HOSPITAL HEALTHCARE SERVICES, P.A., a New Jersey professional corporation ("Hospital Healthcare"). MED/LAW PUBLISHERS, INC., a New Jersey corporation ("Med/Law"), MEDECON, INC., a New Jersey corporation ("Medecon") and EMERGENCY PHYSICIAN ASSOCIATES, P.A., a New Jersey professional corporation ("EPA") (the Subsidiary and EPA being sometimes collectively referred to herein as the "Constituent Corporations").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of MedPartners/Mullikin, the Subsidiary and EPA have approved the merger of the Subsidiary with and into EPA (the "Merger"), upon the terms and conditions set forth in this Plan of Merger, whereby each share of Common Stock, no par value, of EPA (the "EPA Common Stock"), not owned directly or indirectly by EPA, will be converted into the right to receive the Merger Consideration (as herein defined) (the EPA Common Stock may be sometimes hereinafter referred to as the "EPA Shares");

         WHEREAS, each of MedPartners/Mullikin, the Subsidiary and EPA desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests"; and

         WHEREAS, it has been agreed between the parties that the Merger will be carried out as a private placement of the Common Stock, par value $.001 per share, of MedPartners/ Mullikin (the "MedPartners/Mullikin Common Stock") to the sole shareholder of EPA.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

Section 1. The Merger.

         1.1 The Merger. (a) Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the General Corporation Law of the State of Delaware (the"DGCL") and the New Jersey Business Corporation Act (the "NJBCA"), the Subsidiary shall be merged into EPA at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease and EPA shall continue as the surviving corporation (the "Surviving Corporation") as a business corporation incorporated under the laws of the State of New Jersey under the name Emergency Physician Associates, Inc. and shall succeed to and assume all the rights and obligations of the Subsidiary and EPA in accordance with the DGCL and the NJBCA.

         (b) On or immediately prior to the Closing Date, Hospital Healthcare, Med/Law and Medecon will be merged with and into EPA so that EPA, as the surviving corporation of such serial merger transaction, shall succeed to all of the "assets and liabilities of such corporations pursuant to applicable law. It is understood and agreed, that to the extent relevant and/or necessary to the consummation of the Merger provided for in this Plan of Merger, all of the representations and warranties and covenants of EPA shall apply also to each such merged corporations as though named therein and the EPA Disclosure Schedule shall provide the information called for therein for each of the three merged corporations in addition to that required for EPA. At the Closing (as herein defined), such opinions, certificates and other documents required to be delivered by EPA shall also be delivered by each of the other three merged corporations.

         1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Eastern Time on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after satisfaction of the conditions set forth in Section 9.1 (other than Section 9.1(a)), but in no event later than September 30, 1996, at the offices of Sherman, Silverstein, Kohl, Rose & Podolsky, Pennsauken, New Jersey, unless another date or place is agreed to in writing by the parties hereto.

         1.3 Effective Time. (a) Subject to the provisions of this Plan of Merger, EPA and the Subsidiary shall file a Certificate of Merger (the "New Jersey Certificate of Merger") in accordance with the relevant provisions of the NJBCA and EPA shall file a Certificate of Merger (the "Delaware Certificate of Merger") executed by EPA in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL and the NJBCA and as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Delaware Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and the New Jersey Certificate of Merger is duly filed with the Secretary of State of New Jersey, or at such other time as the Subsidiary and EPA shall agree should be specified in the Delaware Certificate of Merger and the New Jersey Certificate of Merger (the "Effective Time").

         (b) On the Closing Date, and immediately prior to the Effective Time, each of Med/Law, Medecon, and Hospital Healthcare, each a New Jersey corporation, shall be merged with and into EPA, the Surviving Corporation, pursuant to the filing by such respective corporations and EPA of Certificates of Merger in accordance with the relevant provisions of the NJBCA, so that the Surviving Corporation shall succeed to all of the business assets and liabilities of each of EPA, Med/Law, Medecon, and Hospital Healthcare.

         1.4 Effect of the Merger. The Merger shall have the effects set forth in Section 259 of 259 of the DGCL and Section 14A:10-6 of the NJBCA.

Section 2. Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates.

         2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of EPA Common Stock or any shares of capital stock of the Subsidiary:

         (a) Subsidiary Common Stock. Each share of capital stock of the Subsidiary issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one issued and outstanding and nonassessable share of Common Stock of the Surviving Corporation.

         (b) Cancellation of Treasury Stock. Each share of EPA Common Stock that is owned by EPA shall automatically be canceled and retired and shall cease to exist, and none of MedPartners/Mullikin Common Stock; cash or other consideration shall be delivered in exchange therefor.

         (c) Conversion of EPA Shares. In the Merger, all of the EPA Shares shall be converted into the right to receive that number of shares of MedPartners/Mullikin Common Stock equal to the Merger Consideration (as defined herein). All such shares of MedPartners/Mullikin Common Stock shall be fully paid and nonassessable and are hereinafter sometimes referred to as the "MedPartners/Mullikin Shares". Upon such conversion, all such EPA Shares shall be canceled and cease to exist, and each holder thereof shall cease to have any right with respect thereto other than the right to receive MedPartners/Mullikin Share issued in exchange therefor on the terms provided herein.

         "Merger Consideration" means that number of MedPartners/Mullikin Shares (rounded to the nearest whole share) equal to $27,750,000 divided by the "Base Period Trading Price".

         "Base Period Trading Price" shall mean the average of the last reported sale prices per share of the MedPartners/Mullikin Common Stock for the 15 consecutive trading days on which such shares are actually traded on The New York Stock Exchange, Inc. (the "NYSE") ending at the close of trading and the second trading day immediately preceding the earlier of June 28, 1996 or the Closing Date.

         (d) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time MedPartners/Mullikin shall have declared a stock split (including a reverse split) of MedPartners/Mullikin Common Stock or a dividend payable in MedPartners/Mullikin Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of MedPartners/Mullikin Common Stock with respect to their MedPartners/Mullikin Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Merger Consideration shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

         2.2 Exchange of Certificates. (a) Exchange Agent. The outstanding EPA Shares shall be exchanged at the Closing. Upon surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding EPA Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1 for cancellation to MedPartners/Mullikin and such other documents as may reasonably be required by MedPartners/Mullikin, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of MedPartners/Mullikin Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled.

         (b) No Further Ownership Rights in EPA Shares. All shares of MedPartners/Mullikin Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the EPA Shares theretofore represented by such Certificates.

         (c) No Fractional Shares. No certificates or scrip representing fractional shares of MedPartners/Mullikin Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of MedPartners/Mullikin. Notwithstanding any other provision of this Plan of Merger, each holder of shares or EPA Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of MedPartners/Mullikin Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of MedPartners/Mullikin Common Stock multiplied by the Base Period Trading Price.

         2.3 Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of EPA, effective immediately following the Effective Time, and amended in form satisfactory to MedPartners/Mullikin and its counsel, shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

         2.4 By-Laws of the Surviving Corporation. The By-laws of EPA shall be the By-laws of the Surviving Corporation from and after the Effective Time, and amended in form satisfactory to MedPartners/Mullikin, and its counsel, and until thereafter altered, amended or repealed in accordance with the DGCL, the Articles of Incorporation of the Surviving Corporation and the said By-laws.

         2.5 Directors and Officers of the Surviving Corporation. The directors and officers of the Subsidiary immediately prior to the Effective Time shall be the directors and officers of the

Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

         2.6 Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Subsidiary and EPA shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in this Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

         2.7 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorization of the Subsidiary, its stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary to the extent not inconsistent with the terms of this Plan of Merger. The Surviving Corporation shall continue to employ, as employees-at-will, all persons (other than persons who have employment agreements, physicians and such other personnel as agreed among the parties should be independent contractors) who are employees of EPA on the Closing Date.

Section 3. Representations and Warranties of EPA.

           Subject to and consistent with Section 1.1(b), EPA hereby represents and warrants to MedPartners/Mullikin and the Subsidiary as follows:

         3.1 Organization, Existence and Good Standing. EPA is a New Jersey professional corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. EPA has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. EPA does not, and has not within the two years immediately preceding the date of this Plan of Merger owned, directly or indirectly, any shares of MedPartners/Mullikin Common Stock or Common Stock of the Subsidiary.

         3.2 EPA Capital Stock. The authorized capital stock of EPA, Medecon, Med/Law and Hospital Healthcare is as set forth on Exhibit 3.2 to the EPA Disclosure Schedule. There are 50 shares of Common Stock of EPA, no par value, issued and outstanding as of the date of this Plan of Merger and no shares are held in treasury. All of the issued and outstanding EPA Shares are duly and validly issued, fully paid and nonassessable. Except as set forth in Exhibit 3.2 to the Disclosure Schedule delivered to MedPartners/Mullikin and the Subsidiary by EPA at the time of the execution and delivery of this Plan of Merger (the "EPA Disclosure Schedule"), there are no options, warrants, or similar rights granted by EPA or any other agreements to which EPA is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the EPA Shares. Except as set forth in Exhibit 3.2 to the EPA Disclosure Schedule, EPA has not made any distributions to any holders of EPA Shares or participated in or effected any issuance, exchange or retirement of EPA Shares, or otherwise changed the equity interests of holders of EPA Shares in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any EPA Shares that EPA has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than "business combinations", as such term is defined in Accounting Principles Board Opinion No. 16, as amended ("Business Combinations").

         3.3 Subsidiaries. Except as set forth on Exhibit 3.3 to the EPA Disclosure Schedule, EPA does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization. Except as set forth on Exhibit 3.3 to the EPA Disclosure Schedule, EPA does not own an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

         3.4 Foreign Qualifications. EPA is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business or operations.

         3.5 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, EPA has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all action required by its Certificate of Incorporation, By-laws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. Except as set forth in Exhibit 3.5 to the EPA Disclosure Schedule, the execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not violate any provisions of the Certificate of Incorporation or Regulations of EPA or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which EPA is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated would have a material adverse effect on EPA. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of EPA.

         3.6 EPA Financial Information. EPA has heretofore furnished MedPartners/Mullikin with a true and complete copy of the December 31, 1995 financial statements of Emergency Physician Associates, P.A., and affiliates and Med/Law Publishers, Inc. The financial statements, together with the notes thereto reflect all known liabilities of EPA and affiliates, fixed or contingent, required to be stated therein, and present fairly the financial condition of EPA and its affiliates at said dates and the results of operations and cash flows of EPA for the periods then ended. The balance sheet of EPA and its affiliates at December 31, 1995, is herein sometimes referred to as the "EPA Balance Sheet".

         3.7 Contracts, etc. (a) To EPA's knowledge, all material contracts, leases, agreements and arrangements to which EPA is a party are legally valid and binding in accordance with their terms and in full force and effect and EPA has provided MedPartners/Mullikin and the Subsidiaries with copies of all such documents. To the knowledge of EPA, all parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and, to the knowledge of EPA, no party is in default thereunder and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereafter would not, individually or in the aggregate, have a material adverse effect on EPA. Except as set forth in Exhibit 3.7 to the EPA Disclosure Schedule, EPA has received no written or oral notice that any of EPA's material agreements are to be terminated or are subject to non-renewal, nor does EPA have any knowledge that any such termination or non-renewal will occur.

         (b) Except as set forth in Exhibit 3.7 to the EPA Disclosure Schedule, no hospital staffing contract or agreement to which EPA is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on EPA.

         (c) Except as set forth in Exhibit 3.7 to the EPA Disclosure Schedule, EPA has not granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets (excluding liens described in Section 3.8) or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

         3.8 Properties and Assets. EPA owns or leases all of the real and personal property included in the EPA Balance Sheet (except assets recorded under capital law obligations and such property as has been disposed of during the ordinary course of EPA's business since the date of the EPA Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those (i) if any, which in the aggregate are not material and which do not materially affect continued use of such property, or (ii) which are set forth in
Exhibit 3.8 to the EPA Disclosure Schedule.

         3.9 Legal Proceedings. Except as listed in Exhibit 3.9 to the EPA Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of EPA, threatened against EPA, at law or in equity, relating to or affecting EPA, including the Merger. EPA does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

         3.10 Subsequent Events. Except as set forth in Exhibit 3.10 to the EPA Disclosure Schedule or as contemplated by this Plan of Merger, EPA has not, since the date of the EPA Balance Sheet:

                  (a) Incurred any material adverse change.

                  (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the EPA Balance Sheet or (ii) liabilities incurred since the date or the EPA Balance Sheet in the ordinary course of business, which discharge or satisfaction would not have a material adverse effect on EPA.

                  (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on EPA, except as may have been required due to income or operations of EPA since the date of the EPA Balance Sheet.

                  (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the business or financial condition of EPA.

                  (e) Sold or transferred any of the assets material to the consolidated business of EPA, canceled any material debts or claims or waived any material rights, except in its ordinary course of business.

                  (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by EPA to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

                  (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections of this Plan of Merger.

                  (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities.

         3.11 Accounts Receivable. Since the date of the EPA Balance Sheet, EPA has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. EPA is in compliance in all material respects with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on EPA.

         3.12 Tax Returns. EPA has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on EPA. EPA has made all payments shown as due on such returns. EPA has not been notified that any tax returns of EPA are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by EPA for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

         3.13 Employee Benefit Plans; Employment Matters. (a) Except as set forth in Exhibit 3.13(a) to the EPA Disclosure Schedule, EPA has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program or arrangement (whether or not set forth in a written document),
(ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans listed in Exhibit 3.13(a) (individually, a "EPA Plan" and collectively, the "EPA Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by EPA has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the EPA Plans that is not subject to a statutory or regulatory exception and that could have a material adverse effect on EPA. No "reportable event" (as defined in ERISA, but excluding any event for which is waived under the ERISA regulations) has occurred with respect to any of the EPA Plans which is subject to Title IV of ERISA. EPA has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

         (b) Except as disclosed in the EPA Documents or as set forth in Exhibit 3.13(b) to the EPA Disclosure Schedule, EPA is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $25,000, or (iii) agreement or plan, including any stock option plan, including any stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

         3.14 Compliance with Laws in General. Except as set forth in Exhibit
3.14 to the EPA Disclosure Schedule, EPA not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by EPA which, if it were determined that a violation had occurred, would have a material adverse affect on EPA.

         3.15. Regulatory Approvals. Except as disclosed in the EPA Documents or
Exhibit 3.15 to the EPA Disclosure Schedule, EPA holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on EPA. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of EPA are in full force and effect except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on EPA. Any and all past litigation concerning such licenses, certificates of need and regulatory approval, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of EPA, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approvals. Subject to compliance with applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), the consummation of the Merger will not violate any law or restriction to which EPA is subject which, if violated, would have a material adverse effect on EPA.

         3.16 Commissions and Fees. Except for the fees payable to Wallingford Capital pursuant to the letter agreement, a copy of which has been delivered to MedPartners/Mullikin, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against MedPartners/Mullikin from any action taken by EPA or its officers, directors or agents, or any of them.

         3.17 Retirement or Re-Acquisition of MedPartners/Mullikin Common Stock. EPA is not a party to any agreement the effect of which would be to require MedPartners/Mullikin directly or indirectly to retire or re-acquire all or part of the shares of MedPartners/Mullikin Common Stock issued pursuant to Section
2.1 hereof.

         3.18 Disposition of Assets of Surviving Corporation. EPA is not a party to any plan to dispose of a significant part of the assets of the Surviving Corporation within two years after the Closing Date, other than dispositions in the ordinary course of business of Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

         3.19 Vote Required. The affirmative vote of the holders of a majority of the outstanding EPA Shares entitled to vote thereon is the only vote of the holders of any class or series of EPA capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby, it being understood, however, that the approval of the Merger by the EPA shareholders is to be accomplished by action without a meeting pursuant to Section 14A:5-6 of the NJBCA by the execution and delivery simultaneously with the execution and delivery of this Plan of Merger of an irrevocable written consent of the sole shareholder of EPA.

         3.20 EPA Shareholder Investment Qualification. To the best knowledge of EPA, after due inquiry by the officers and directors of EPA, the sole shareholder of EPA is an "accredited investor" as defined in Rule 501 (a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") so as to enable the private placement of the MedPartners/Mullikin Shares to be issued to the sole shareholder of the EPA shares in the Merger to qualify for the exemption provided under Section 4(2) of the Securities Act.

         3.21 No Untrue Representations. No representation or warranty by EPA in this Plan of Merger, and no Exhibit or certificate issued by EPA and furnished or to be furnished to MedPartners/Mullikin and the Subsidiary pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statements or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

Section 4. Representations and Warranties of the Subsidiary.

           The Subsidiary hereby represents and warrants to EPA as follows:

         4.1 Organization, Existence and Capital Stock. The Subsidiary is a newly organized corporation duly organized and validly existing and is in good standing under the laws of the

State of Delaware. The Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which shares are issued and registered in the name of MedPartners/Mullikin. The Subsidiary has not, within two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any EPA Shares.

         4.2 Power and Authority. The Subsidiary has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of the Subsidiary, or any agreement, instrument, order, judgment or decree to which the Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which the Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Subsidiary.

         4.3 Commission and Fees. There are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by this Plan of Merger resulting from any action taken by the Subsidiary or any of its officers, Directors or agents.

         4.4 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against the Subsidiary, at law or in equity, relating to or affecting the Subsidiary, including the Merger. The Subsidiary does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

         4.5 No Subsidiaries. The Subsidiary does not own stock in, and does not control directly or indirectly, any other corporation, association or business organization. The Subsidiary is not a party to any joint venture or partnership.

         4.6 No Contracts or Liabilities. Other than the obligations created under this Plan of Merger, the Subsidiary is not obligated under any contracts, claims, leases, liabilities (contingent or otherwise), loans or otherwise.


Section 5. Representations and Warranties of MedPartners/Mullikin.

          MedPartners/Mullikin hereby represents and warrants to EPA as follows:

         5.1 Organization, Existence and Good Standing. MedPartners/Mullikin is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. MedPartners/Mullikin has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. MedPartners/Mullikin is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has MedPartners/Mullikin within such time owned, directly or indirectly, any EPA Shares.

         5.2 MedPartners/Mullikin Capitalization. MedPartners/Mullikin has an authorized capitalization of 9,500,000 shares of Preferred Stock, par value $.001 per shares, of which no shares are issued and outstanding, and no shares are held in treasury, 500,000 shares of Series C Junior Participating Preferred Stock, par value $.001 per share, of which no shares are outstanding and no shares are held in treasury and 200,000,000 shares of Common Stock, par value $.001 per share, of which 50,786,775 shares were issued and outstanding at May 1, 1996, and, no shares are held in treasury. All of the issued and outstanding shares of MedPartners/Mullikin Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in the MedPartners/Mullikin S-1 Registration Statement (as herein defined), and except as described in

Exhibit 5.2 to the MedPartners/Mullikin Disclosure Schedule delivered to EPA at the time of the execution and delivery of this Plan of Merger (the "MedPartners/Mullikin Disclosure Schedule"), there are no options, warrants or similar rights granted by MedPartners/Mullikin or any other agreements to which MedPartners/Mullikin is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of MedPartners/Mullikin Common Stock. MedPartners/Mullikin has not made any distributions to any holder of MedPartners/Mullikin Common Stock or participated in or effected any issuance, exchange or retirement of MedPartners/Mullikin Common Stock, or otherwise changed the equity interests of holders of MedPartners/Mullikin Common Stock, in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any shares of MedPartners/Mullikin Common Stock that MedPartner/Mullikin has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than Business Combinations.

         5.3 MedPartners/Mullikin Common Stock. On the Closing Date, MedPartners/Mullikin will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of EPA Shares in accordance with the provisions of this Plan of Merger. The MedPartners/Mullikin Common Stock to be issued Pursuant to this Plan of Merger will, when so delivered, be (i) duty and validly issued, fully paid and nonassessable and (iii) listed on the NYSE, upon official notice of issuance.

         5.4 Subsidiaries and Affiliated Entities.

         (a) Attached as Exhibit 5.4 to the MedPartners/Mullikin Disclosure
Schedule is a list of all subsidiaries of MedPartners/Mullikin (individually, a "MedPartners/Mullikin Subsidiary," and collectively, the "MedPartners/Mullikin Subsidiaries") and their states of incorporation and all professional corporations or professional associations (individually a "MedPartners/Mullikin Professional Corporation" and collectively the "MedPartners/Mullikin Professional Corporations") of which MedPartners/Mullikin has control and their states of incorporation. Except as set forth in

Exhibit 5.4 to the MedPartners/Mullikin Disclosure Schedule,
MedPartners/Mullikin does not own stock in and does not control, directly or indirectly, any other corporation, association, partnership or business organization.

         (b) Also disclosed in Exhibit 5.4 to the MedPartners/Mullikin Disclosure Schedule is a list of all general or limited partnerships in which a general partner is MedPartners/Mullikin, a MedPartners/Mullikin Subsidiary or another partnership controlled by MedPartners/Mullikin (individually a "MedPartners/Mullikin Partnership" and collectively, the "MedPartners/Mullikin Partnerships"), and all limited liability companies in which MedPartners/Mullikin a MedPartners/Mullikin Subsidiary is a member (individually, a "MedPartners/Mullikin LLC", the MedPartners/Mullikin Professional Corporations and the MedPartners/Mullikin LLCs being collectively called the "Other MedPartners/Mullikin Entities"), and their states of organization. Except as set forth in Exhibit 5.4 to MedPartners/Mullikin Disclosure Schedule, neither MedPartners/Mullikin nor any MedPartners/Mullikin Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture, limited liability company or partnership.

         (c) Except as set forth in Exhibit 5.4, neither MedPartners/Mullikin nor any MedPartners/Mullikin Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

         5.5 Organization, Existence and Good Standing of MedPartners/Mullikin Subsidiaries and Other MedPartners/Mullikin Entities.

         (a) Each MedPartners/Mullikin Subsidiary and each MedPartners/Mullikin Entity is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each MedPartners/Mullikin Subsidiary and each MedPartners/Mullikin Professional Corporation has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

         (b) Each MedPartners/Mullikin Partnership that is a limited partnership is validly formed, each MedPartners/Mullikin Partnership that is a general partnership has been duly organized, and each MedPartners/Mullikin Partnership is in good standing under the laws of its respective state of organization. Each MedPartners/Mullikin Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted.

         (c) Each MedPartners/Mullikin LLC that is a limited company validly formed and in good standing under the laws of its respective state of organization. Each MedPartners/Mullikin LLC has all necessary power to own its property and assets and to carry on its business as presently conducted.

         5.6 Foreign Qualifications. MedPartners/Mullikin, each MedPartners/Mullikin Subsidiary and MedPartners/Mullikin LLC is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on MedPartners/Mullikin.

         5.7 Subsidiary Common Stock. MedPartners/Mullikin owns, beneficially and of record, all of the issued and outstanding shares of Common Stock, par value, $1.00 per share, of the Subsidiary (the "Subsidiary Common Stock"), which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. MedPartners/Mullikin has, or will by the Effective Time have, taken all such actions as may be required in its capacity as the sole stockholder of the Subsidiary to approve the Merger.

         5.8 Power and Authority. MedPartners/Mullikin has corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of

Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of MedPartners/Mullikin, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgement or decree to which MedPartners/Mullikin is a party or by which it is bound, or violate any restrictions of any kind to which MedPartners/Mullikin is subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of MedPartners/Mullikin and the approval of the Merger or this Plan of Merger by the MedPartners/Mullikin stockholders is not required.

         5.9 MedPartners/Mullikin Public Information. MedPartners/Mullikin has heretofore made available to EPA a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it or its predecessor, MedPartners, Inc., with the SEC (as any such documents have since the time of their original filing been amended, the "MedPartners/Mullikin Documents") since February 21, 1995, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the MedPartners/Mullikin Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the MedPartners/Mullikin Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated under such statutes. The financial statements contained in the MedPartners/Mullikin Document, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-0), reflect all known liabilities of MedPartners/Mullikin, fixed or contingent, required to be stated therein, and present fairly the financial condition of MedPartners/Mullikin at said dates and the consolidated results of operations and cash flows of MedPartners/Mullikin for the periods then ended. The consolidated balance sheet of MedPartners/Mullikin at December 31, 1995, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 of MedPartners/Mullikin is herein sometimes referred to as the "MedPartners/Mullikin Balance Sheet".

         5.10 Legal Proceedings. There is no pending or threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting MedPartners/Mullikin or the transactions contemplated by this Plan of Merger for which MedPartners/Mullikin is uninsured or which, if resolved adversely to MedPartners/Mullikin, would have a material adverse effect on MedPartners/Mullikin and, to the knowledge of MedPartners/Mullikin, no basis for any such action exists.

         5.11 Subsequent Events. Except as set forth in Exhibit 5.11 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin has not, since the date of the MedPartners/Mullikin Balance Sheet:

                  (a) Incurred any material adverse change.

                  (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the MedPartners/Mullikin Balance Sheet or (ii) liabilities incurred since the date of the MedPartners/Mullikin Balance Sheet in the ordinary course of business, which discharge or satisfaction would not have a material adverse effect on MedPartners/Mullikin.

                  (c) Increased or established any reserve for taxes, or any other liability on its books or otherwise provided therefor which would have a material adverse effect on MedPartners/Mullikin, except as may have been required due to income or operations of MedPartners/Mullikin since the date of the MedPartners/Mullikin Balance Sheet.

                  (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of MedPartners/Mullikin.

                  (e) Sold or transferred any of the assets material to the consolidated business of MedPartners/Mullikin, canceled any material, debts or claims or waived any material rights, except in the ordinary course of business.

                  (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by MedPartners/Mullikin to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

                  (g) Except for this Plan of Merger and any agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections of this Plan of Merger.

                  (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities (other than stock issued upon the exercise of outstanding options under MedPartners/Mullikin's stock option plans or stock options granted under such plans, except as set forth in Exhibit 5.11(h) to the MedPartners/Mullikin Disclosure Schedule.

         5.12 Compliance with Laws in General. MedPartners/Mullikin has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by MedPartners/Mullikin which, if it were determined that a violation had occurred, would have a material adverse effect on MedPartners/Mullikin.

         5.13 Regulatory Approvals. Except as disclosed in the MedPartners/Mullikin Documents or in Exhibit 5.13 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin and each MedPartners/Mullikin Subsidiary, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on MedPartners/Mullikin. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of MedPartners/Mullikin and each MedPartners/Mullikin Subsidiary are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on MedPartners/Mullikin. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of MedPartners/Mullikin, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the HSR Act, the consummation of the Merger will not violate any law or restriction to which MedPartners/Mullikin is subject which, if violated, would have a material adverse effect on MedPartners/Mullikin.

         5.14 Investment Intent. MedPartners/Mullikin is acquiring the EPA Shares hereunder for its own account and not with a view to the distribution or sale thereof, and MedPartners/Mullikin has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the EPA Shares to any other person, firm or corporation.

         5.15 Commissions and Fees. There are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transactions contemplated by this Plan of Merger resulting from any action taken by MedPartners/Mullikin or any of its officers, Directors or agents.

         5.16 Retirement or Re-Acquisition of MedPartners/Mullikin. MedPartners/Mullikin Common Stock has not agreed directly or indirectly to retire or re-acquire all or part of the shares of MedPartners/Mullikin Common Stock issued pursuant to Section 2.1 hereof.

         5.17 Disposition of Assets of Surviving Corporation. MedPartners/ Mullikin does not intend or plan to dispose of, or to cause the Surviving Corporation to dispose of, or to cause the Surviving Corporation to dispose of, a significant part of the assets of the Surviving Corporation within two years after the Effective Date, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

         5.18 Registration Rights. Except as set forth in Exhibit 5.18 or in the MedPartners/Mullikin Documents, MedPartners/Mullikin is not under any obligations to register shares of its stock with the SEC on behalf of any stockholder. MedPartners/Mullikin has not received any demand for registration of any shares of its stock from any other stockholder and is not aware of any intention of any stockholder to make such a demand; provided, however, that MedPartners/Mullikin is contractually obligated to carry out two registrations before the end of 1996.

         5.19 No Untrue Representations. No representation or warranty by MedPartners/Mullikin in this Plan of Merger, and no Exhibit or certificate issued by MedPartners/Mullikin and furnished or to be furnished to EPA pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statements or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

Section 6. Access to Information and Documents.

         6.1 Access to Information. Between the date hereof and the Closing Date, EPA will give to MedPartners/Mullikin and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish MedPartners/Mullikin with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. EPA will disclose and make available to MedPartners/Mullikin and its representatives all books, contracts, accounts, personnel records, letters of intents, papers, records, communications with regulatory authorities and other documents relating to the business and operations of EPA. In addition, EPA shall make available to MedPartners/Mullikin all such banking, investment and financial information as shall be necessary to allow for the efficient integration of EPA's banking, investment and financial arrangements with those of MedPartners/Mullikin at the Effective Time.

         6.2 Return of Records. If the transactions contemplate hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Evaluation Material" under the terms of the Confidentiality Agreement dated November 15, 1995, between EPA and MedPartners/Mullikin (the "Confidentiality Agreement").

         6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

         (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

Section 7. Covenants.

         7.1 Preservation of Business. EPA will use its reasonable best efforts to preserve the business organization of EPA intact, to keep available to MedPartners/Mullikin and the Surviving Corporation the services of the present employees of EPA, and to preserve for MedPartners/Mullikin and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with EPA.

         7.2 Material Transactions. Prior to the Effective Time, EPA will not (other than as contemplated by the terms of the Plan of Merger and the related documents, and other than with respect to transactions for which binding commitment have been entered into prior to the date hereof and transactions described in Exhibit 7.2) to the EPA Disclosure Schedule which do not vary materially from the terms set forth on such Exhibit 7.2, without first obtaining the written consent of MedPartners/Mullikin:

                  (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of EPA, other than in the ordinary course of business or as otherwise disclosed herein.

                  (b) Enter into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to EPA except as provided herein.

                  (c) Enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $50,000, except in the ordinary course of business.

                  (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of EPA.

                  (e) Make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with EPA's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan.

                  (f) Extend credit to anyone, except in the ordinary course of business consistent with prior practices.

                  (g) Guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices.

                  (h) Amend its Certificate or Articles of Incorporation or By-laws.

                  (i) Take any action of a character described in Section 3.10(a) to 3.10(h), inclusive.

         7.3 Approval of EPA Shareholder. EPA will take all steps necessary in accordance with its Articles of Incorporation and By-laws to call, give notice of, convene and hold a meeting of its sole shareholder (the "Shareholders Meeting") as soon as practicable after the execution and delivery of this Plan of Merger, for the purpose of approving this Plan of Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of EPA (subject to the provisions of Section 8.1 (d) hereof) will: (i) recommend to its shareholder the approval of the Plan of Merger, the transactions contemplated hereby and any other matters to submitted to the sole shareholder in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use its reasonable, good faith efforts to obtain the approval by its shareholder of this Plan of Merger and the transactions contemplated hereby. Nothing contained herein shall affect the right of EPA's shareholder to take action by written consent in lieu of a meeting to the extent permitted by applicable law and its Articles of Incorporation and By-Laws.

         7.4 Securities Matters. (a) MedPartners/Mullikin shall prepare and distribute to the sole holder of EPA Shares an information package (the "Information Package") designed to provide such shareholder with such information as he shall need about this Plan of Merger and the Merger in order to qualify for private placement of MedPartners/Mullikin Shares into which the EPA Shares are to be converted pursuant to this Plan of Merger for the exemption under the Securities Act provided by Section 4(2) promulgated thereunder. EPA shall provide MedPartners/Mullikin with such information and documentation as shall be reasonably requested by MedPartners/Mullikin in order to prepare the Information Package contemplated by this Section 7.4(a).

         (b) The information specifically designated as being supplied by EPA for inclusion in the Information Package shall not, at the time the Information Package is delivered to the shareholder of EPA, at the time of the meeting of the EPA shareholder and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Time any event or circumstance relating to EPA, or its officers or directors, should be discovered by EPA which should be set forth in an amendment or a supplement to the Information Package, EPA shall promptly inform MedPartners/Mullikin.

         (c) The information specifically designated as being supplied by MedPartners/ Mullikin for inclusion in the Information Package shall not, at the time the Information Package is delivered to the shareholder of EPA, at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Time any event or circumstance relating to MedPartners/Mullikin, or its officers or Directors, should be discovered by MedPartners/Mullikin which should be as forth in an amendment or a supplement to the Information Package, MedPartners/Mullikin shall promptly inform EPA and shall promptly prepare and distribute such amendment or supplement to the Information Package.

         (d) Prior to the Closing Date, MedPartners/Mullikin shall cause, to the extent required, the shares of MedPartners/Mullikin Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the MedPartners/Mullikin Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

         (e) Prior to the Closing Date, MedPartners/Mullikin shall file a Subsequent Listing Application with the NYSE relating to the shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger, and shall cause such shares of MedPartners/Mullikin Common Stock to be listed on the NYSE, upon official notice of issuance, prior to the Closing Date.

         7.5 Exemption from State Takeover Laws. EPA shall take all reasonable steps necessary and within its power to exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of EPA's Board of Directors.

         7.6 Public Disclosures. MedPartners/Mullikin and EPA will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by application law or requirements of the NYSE. The parties shall issue a joint press release, mutually acceptable to MedPartners/Mullikin and EPA, promptly upon execution and delivery of this Plan of Merger.

         7.7 Resignation of EPA Directors. On or prior to the Closing Date, EPA shall deliver to MedPartners/Mullikin evidence satisfactory to MedPartners/Mullikin of the resignation of the directors of EPA, such resignations to be effective on the Closing Date.

         7.8 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events of which they have knowledge which would cause any material change in or material addition to any Exhibit to its Disclosure Schedule delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 7.8, constitute a material adverse effect on the notifying party, the non-notifying party may, within ten days after receipt of such notice, elect to terminate this Plan of Merger. If the non-notifying party does not give written notice of such termination within such 10- day period, the non-notifying party shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Plan of Merger by reason thereof.

         7.9 No Solicitations. Either MedPartners/Mullikin or EPA may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire such party upon a merger, purchase of assets, purchase of or tender offer for shares of its Common Stock or similar transaction (an "Acquisition Transaction"), if the Board of Directors of MedPartners/Mullikin or EPA, as the case may be, determines in its good faith judgment in the exercise of its fiduciary duties or the exercise of its duties under Rule 14e-2 under the Exchange Act, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as set forth above, MedPartners/Mullikin or EPA shall not, and will direct any officer, director, employee, representative and agent of such party not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than MedPartners/Mullikin or an affiliate or associate or agent of MedPartners/Mullikin) concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions involving such party. Such party shall promptly notify the other party if it shall, on or after the date hereof, have entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction involving such party, such notification to include the identity of such third party and the proposed terms of such possible Acquisition Transaction.

         7.10 Other Actions. Subject to the provisions of Section 7.9 hereof, none of EPA, MedPartners/Mullikin and the Subsidiary shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability, of EPA or MedPartners/Mullikin to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of EPA or MedPartners/Mullikin, to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

         7.11 Accounting Methods. Neither MedPartners/Mullikin nor EPA shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally adopted accounting principles as concurred by such parties' independent accountants.

         7.12 Pooling and Tax-Free Reorganization Treatment. Neither MedPartners/Mullikin nor EPA shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

         7.13 Affiliate and Pooling Agreements. MedPartners/Mullikin and EPA will each use their respective reasonable, good faith efforts to cause each of their respective Directors and executive officers and each of their respective "affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to MedPartners/Mullikin as soon as practicable an agreement in the form attached hereto as Exhibit 7.13 relating to the disposition of shares of EPA Common Stock and shares of MedPartner/Mullikin Common Stock hold by such person and the shares of MedPartners/Mullikin Common Stock issuable pursuant to this Plan of Merger.

         7.14 Cooperation. (a) MedPartners/Mullikin and EPA shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

         (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of MedPartners/Mullikin and EPA shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the vote of EPA's shareholder described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of MedPartners/Mullikin and EPA will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

         7.15 Publication of Combined Results. MedPartners/Mullikin agrees that within 30 days after the end of the first full calendar month following the Effective Time, MedPartners/ Mullikin shall cause publication of the combined results of operations for MedPartners/Mullikin and EPA, provided however that such period shall be tolled for such period as the financial statements required for the preparation of such financial statements for such publication (which financial statements MedPartners/Mullikin agrees to use its best efforts to obtain) are not reasonably available to MedPartners/Mullikin. For purposes of this Section 7.15, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

         7.16 Post Closing Matters. There is no plan or intention on the part of MedPartners/ Mullikin, or the Subsidiary to liquidate, sell, merge or otherwise dispose of the stock of the Surviving Corporation except for transfers of stock to affiliates of MedPartners/Mullikin. Med/Partners/Mullikin and the Subsidiary currently plan, and intend for the Surviving Corporation after the Merger, (i) to continue EPA's historic business or (ii) to use a significant portion of EPA's historic business assets in a business, subject to the provisions of
Section 1.5.

         7.17 Certain Employee Benefits. MedPartners/Mullikin shall provide or cause the Surviving Corporation to provide all of the EPA employees who are employed by the Surviving Corporation after the Closing Date shall be entitled to participate in all benefit plans and programs generally made available to all MedPartners/Mullikin employees.

         7.18 MedPartners/Mullikin Common Stock Listing. MedPartners/Mullikin shall maintain the listing of the MedPartners/Mullikin Common Stock on the NYSE or another national securities exchange for a period of one year following the Closing Date.

         7.19 Payment of Certain Obligations of EPA: It is acknowledged and agreed that EPA shall:


                  (a) pay to the sole shareholder of EPA the net amount of $148,179 reflected as owed him on the EPA Balance Sheet;

                  (b) advance to the sole shareholder of EPA the Subchapter S tax liability payable by him as a result of the 1996 income of EPA through the Closing Date; and

                  (c) pay the President of EPA the total amount of $307,500 as compensation for the period from January 1, 1996 through the Closing Date.

SECTION 8. TERMINATION, AMENDMENT AND WAIVER.

         8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of EPA Common Stock:

                  (a) by mutual written consent of MedPartners/Mullikin, the Subsidiary and EPA;

                  (b) by either MedPartners/Mullikin or EPA:

                           (i) if, upon a vote at a duly hold a meeting of
                  shareholders or any adjournment thereof, or otherwise, any required approval of the holders of EPA Common Stock shall not have been obtained;

                           (ii) if the Merger shall not have been consummated on
                  or before September 30, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of shareholders;

                           (iii) if any court of competent jurisdiction or other
                  governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                           (iv) in the event of a breach by the other party of
                  any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger); or

                           (v) if either MedPartners/Mullikin or EPA gives
                  notice of termination pursuant to Section 7.8;

                  (c) by either MedPartners/Mullikin or EPA in the event that
         (i) all of the conditions to the obligation of such party to effect the Merger set forth in Section 9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 9.2 (in the case of MedPartners/Mullikin) or Section
         9.3 (in the case of EPA) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii);

                  (d) By EPA, if EPA's Board of Directors shall have (i) determined, in the exercise of its fiduciary duty under applicable law, not to recommend the Merger to the holder of EPA Shares or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any Acquisition Transaction (as defined in Section 7.9) other than this Plan of Merger or (iii) resolved to do any of the foregoing;

                  (e) By either MedPartners/Mullikin or EPA, if the condition set forth in Section 9.1(e) is not satisfied by September 30, 1996; or

                  (f) By EPA if the Base Period Trading Price of the MedPartners/Mullikin Common Stock on the NYSE is less than $16.00.

         8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6 of this Plan and Agreement of Merger and the Confidentiality Agreement, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

         8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of EPA Shares. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each, of the parties.

         8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to "Plan of Merger or (c) subject to the provisions of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights, except as otherwise provided in Section 7.8.

         8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of MedPartners/Mullikin, the Subsidiary or EPA, action by its Board of Directors or the duly authorized designee of the Board of Directors.

         8.6 Expenses. All costs and expenses incurred in connection with the Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, it being understood that if the Merger is consummated, by reason thereof, MedPartners/Mullikin will indirectly bear the expenses incurred by EPA, including EPA's counsel and accounting fees and the fees referred to in Section 3.16.

SECTION 9. CONDITIONS TO CLOSING.

         9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by MedPartners/Mullikin, the Subsidiary and EPA):

                  (a) None of MedPartners/Mullikin, the Subsidiary or EPA nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of MedPartners/ Mullikin effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of EPA, taken as a whole.

                  (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

                  (c) The holder of shares of EPA Common Stock shall have approved the adoption of this Plan of Merger and any other matters submitted to him in accordance with the provisions of Section 7.3 hereof.

                  (d) The shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance, and shall have been issued in transactions qualified or exempt from registration under applicable securities or Blue Sky laws of such states and territories of the United States as may be required.

                  (e) MedPartners/Mullikin and EPA shall each have received a letter from Ernst & Young, LLP dated not later than (i) September 30, 1996, and (ii) the Closing Date to the effect that the Merger shall qualify for "pooling of interests" accounting treatment if consummated in accordance with the Plan of Merger.

                  (f) MedPartners/Mullikin, the Subsidiary and EPA shall have received all consents, approvals and authorizations of third parties with respect to all material leases and management agreements to which such parties are parties, which consents, approvals and authorizations are required of such parties by such documents, in form and substance acceptable to MedPartners/Mullikin or EPA, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a material effect on the business of the Surviving Corporation.

         9.2 Conditions to Obligations of MedPartners/Mullikin and the Subsidiary. The obligations of MedPartners/Mullikin and the Subsidiary to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by MedPartners/Mullikin and the Subsidiary):

                  (a) Each of the agreements of EPA to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and EPA shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the term hereof.

                  (b) The representations and warranties of EPA set forth in
         Section 3.10(a) shall be true and correct of the date of this Plan of Merger and as of the Closing Date. The representations and warranties of EPA set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date); provided, however, that EPA shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by MedPartners/Mullikin) under Section
7.2 or otherwise permitted herein. MedPartners/Mullikin and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of EPA, dated the Closing Date, certifying in such detail as MedPartners/Mullikin and the Subsidiary my reasonably request as to the fulfillment of the foregoing conditions.

                  (c) MedPartners/Mullikin and the Subsidiary shall have obtained, or obtained the transfer of, any licenses and other regulatory approval necessary to allow the Surviving Corporation to operate EPA's business, unless the failure to obtain such transfer or approval would not have a material adverse effect on EPA.

                  (d) MedPartners/Mullikin shall have received an opinion from Haskell Slaughter & Young, L.L.C., to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code of which opinion may be based upon reasonable representations of fact provided by officers of MedPartners/Mullikin, EPA and the Subsidiary.

                  (e) MedPartners/Mullikin shall have received an opinion from Sherman, Silverstein, Kohl, Rose & Podolsky or Ballard Spahr Andrews and Ingersoll substantially to the effect set forth in Exhibit 9.2(e) hereto.

                  (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after Effective Time.

                  (g) MedPartners/Mullikin shall have received "Affiliate Letters" as provided in Section 7.13 herein in Section 7.13 herein from each of the affiliates of EPA.

                  (h) The Required Lenders (as defined in the Revolving Credit and Reimbursement Agreement, dated as of November 21, 1995, among MedPartners/Mullikin and NationsBank of Georgia, N.A., as agent for the parties thereto shall, in their sole discretion, have approved the Merger and the transactions contemplated by the Merger.

                  (i) The shareholder of EPA shall have executed and delivered to MedPartners/Mullikin an investment letter in the form of Exhibit 9.2(i) attached to this Plan of Merger.

                  (j) The shareholder of EPA shall have executed and delivered to MedPartners/Mullikin a Financial Data Sheet in the form included in the Information Package.

                  (k) The sole shareholder of EPA shall have executed and delivered an Indemnification Agreement substantially in the form of
         Exhibit 9.2(k) attached to this Plan of Merger.

                  (l) The sole shareholder of EPA shall have executed and delivered to MedPartners/Mullikin a document, in form mutually satisfactory to MedPartners/Mullikin's counsel, pursuant to which such shareholders confirms and joins in the representations and warranties and covenants of EPA set forth in this Plan of Merger as of the Closing Date.

                  (m) The lease related to the Corporate headquarters of EPA shall have been amended in form satisfactory to MedPartners/Mullikin.

                  (n) The sole shareholder of EPA and MedPartners/Mullikin shall have entered into an Escrow Agreement, in form satisfactory to MedPartners/Mullikin and its counsel, pursuant to which such shareholder shall deposit 10% of the shares of MedPartners/Mullikin Common Stock to be received by him in the Merger to secure the production of $1,450,000 EBIT (earnings before interest and taxes, excluding the impact of the transaction costs associated with the Merger) by EPA and its affiliated companies during the first six months of operations after June 1, 1996.

         9.3 Conditions to Obligations of EPA. The obligations of EPA to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by EPA):

                  (a) Each of the agreements of MedPartners/Mullikin and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duty performed, in all material respects, and MedPartners/Mullikin and the Subsidiary shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

                  (b) The representations and warranties of MedPartners/Mullikin set forth in Section 5.13(a) shall be true and correct as of the date of the Plan of Merger and as of the Closing Date. The representations and warranties of MedPartners/Mullikin set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date). EPA shall have been furnished with a certificate, executed by duly authorized officers of MedPartners/Mullikin and the Subsidiary, dated the Closing Date, certifying in such detail as EPA may reasonably request as to the fulfillment of the foregoing conditions.

                  (c) EPA shall have received an opinion from Sherman, Silverstein, Kohl, Rose & Podolsky or Ballard Spahr Andrews & Ingersall to the effect that the Merger will constitute a reorganization with the meaning of Section 368 of the Code which opinion may be based upon reasonable representations of fact provided by officers of MedPartners/Mullikin, EPA and the Subsidiary.

                  (d) EPA shall have received an opinion from Haskell Slaughter & Young, L.L.C., substantially to the effect set forth in Exhibit 9.3(d) hereto.

                  (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, based on other regulatory body required in connection with the execution, delivery and performance of this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

                  (f) MedPartners/Mullikin and the shareholder of EPA shall have entered into a Registration Rights Agreement in a form mutually satisfactory to all parties providing for up to three registrations and piggyback registration rights thereafter during the two-year holding period which will be applicable to the MedPartners/Mullikin Shares into which the EPA Shares shall be converted pursuant to the Merger under the Securities Act.

                  (g) Team Health Group, Inc. and Jima E. George, M.D., the sole shareholder of EPA, shall have entered into Employment Agreements, in mutually satisfactory forms.

                  (h) The lease related to the corporate headquarters of EPA shall have been amended in form satisfactory to EPA.

Section 10. Miscellaneous.

         10.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

         10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

                  If to MedPartners/Mullikin:

                           MedPartners/Mullikin
                           3000 Galleria Tower, Suite 1000
                           Birmingham, Alabama 35244
                           Facsimile: (205) 733-1568
                           Attn:    J. Brooke Johnston, Jr., Esq.
                                    Senior Vice President and
                                    General Counsel

                  with a copy to:

                           F. Hampton McFadden, Jr., Esq.
                           Haskell Slaughter & Young, L.L.C.
                           1200 AmSouth/Harbert Plaza
                           1901 Sixth Avenue North
                           Birmingham, Alabama 35203
                           Facsimile: (205) 324-1133

                  If to EPA:

                           Emergency Physician Associates, Inc.
                           307 South Evergreen Avenue
                           Woodbury, New Jersey 08096
                           Facsimile: (609) 845-9347
                           Attn:    James R. George, M.D.
                                    Personal and Confidential

                  with a copy to:

                           Sherman, Silverstein, Kohl, Rose & Podolsky
                           4300 Haddon Field Road, Suite 311
                           Pennsauken, New Jersey 08109
                           Attention: Daniel J. Barrison, Esq.
                           Facsimile: (609) 662-0165

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

         10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

         10.4 Indemnification. MedPartners/Mullikin and Subsidiary agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of EPA as provided in its articles of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms. The provisions of this Section 10.4 are intended to be for the benefit of, and shall be enforceable by, each such indemnified party, and each such indemnified party's heirs and representatives.

         10.5 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

         10.6 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

         10.7 "Knowledge", "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

         10.8 "Material adverse change" or "material adverse effect" means, when used in connection with EPA or MedPartners/Mullikin, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole (which in the case of EPA, shall include Med/Law, Hospital Healthcare and Medecon); provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of
(i) changes in generally accepted accounting principles, (ii) changes in applicable law, and (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by EPA with the consent of MedPartners/Mullikin; provided, however, that no such charges or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger. Moreover, it shall not be deemed a "material adverse change" or "material adverse effect" so long as future financial performance shall be consistent with discussions between the parties in connection with the Merger.

         10.9 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, hazardous wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental laws (as defined in Section 10.10) regardless of the quantity of any such material.

         10.10 Environmental Laws. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

         10.11 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

         10.12 Integration of Exhibits. All exhibits attached to this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

         10.13 Entire Agreement. This instrument, including all exhibits attached hereto and the Confidentiality Agreement contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. Such agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

         10.14 Counterparts. This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together constitute and be one and the same instrument.

         10.15 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of other parties.

         10.16 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by MedPartners/Mullikin, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

         IN WITNESS WHEREOF, MedPartners/Mullikin, the Subsidiary, Hospital Healthcare and EPA have caused this Plan and Agreement of Merger to be executed by their respective duly authorized officers, all as of the day and year first above written.

                                   MEDPARTNERS/MULLIKIN, INC.

                                   By /s/ Harold O. Knight
                                      ----------------------------------------
                                         Harold O. Knight, Jr.
                                     Executive Vice President and
                                       Chief Financial Officer

                                   EPA MERGER CORPORATION

                                   By /s/ Harold O. Knight
                                      ----------------------------------------
                                          Harold O. Knight, Jr.
                                       Vice President and Treasurer

                                   HOSPITAL HEALTHCARE SERVICES, P.A.

                                   By /s/ James E. George
                                      ----------------------------------------
                                          James E. George, M.D.
                                                President


                                   MED/LAW PUBLISHERS, INC.

                                   By /s/ James E. George
                                      ----------------------------------------
                                          James E. George, M.D.
                                               President

                                   MEDECON, INC.

                                   By /s/  James E. George
                                      ----------------------------------------
                                           James E. George, M.D.
                                                President

                                   EMERGENCY PHYSICIAN ASSOCIATES, P.A.

                                   By /s/  James E. George
                                      ----------------------------------------
                                           James E. George, M.D.
                                                President

                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                      EMERGENCY PHYSICIAN ASSOCIATES, INC.

To:      The Secretary of State     "FEDERAL EMPLOYEE IDENTIFICATION NO."
         State of New Jersey

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificates of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is

                           Emergency Physician Associates, Inc.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on this 1st day of July, 1996:

         RESOLVED, That the Certificate of Incorporation be amended in part to read as follows:

         FIRST:   The name of the corporation is:
                                    EPA, Inc.

         3. The number of shares outstanding at the time of adoption of the amendment was 50. The total number of shares entitled to vote there on was 50.

         4. The number of shares voting for and against such amendment is as follows:

     Number of Shares Voting                            Number of Shares Voting
         For Amendment                                  Against Amendment

                  50                                         -0-

Dated this 1st day of July, 1996.

                                   EMERGENCY PHYSICIAN ASSOCIATES, INC.

                                   By: /s/ James E. George
                                      ----------------------------------------
                                           James E. George, M.D., President

                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                                    EPA, Inc.

To:      The Secretary of State     "FEDERAL EMPLOYEE IDENTIFICATION NO."
         State of New Jersey

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificates of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is

                           EPA, Inc.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on this 30th day of July, 1996:

         RESOLVED, That the Certificate of Incorporation be amended in part to read as follows:

         FIRST: The name of the corporation is:

                      Emergency Physician Associates, Inc.

         3. The number of shares outstanding at the time of adoption of the amendment was 100. The total number of shares entitled to vote there on was 100.

         4. The number of shares voting for and against such amendment is as follows:

     Number of Shares Voting                 Number of Shares Voting
         For Amendment                           Against Amendment

              100                                      -0-

Dated this 30th day of July, 1996.

                                   By: /s/ James E. George
                                      ----------------------------------------
                                        James E. George, M.D., President


                                      -1-